UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 29, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (864) 963-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 29, 2008, KEMET Corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below the NYSE’s continued listing standard relating to minimum share price. Section 802.01C of the NYSE’s Listed Company Manual requires that the Company’s common stock have a minimum average closing price of $1.00 during a consecutive 30-day trading period.

Under the NYSE rules, the Company has ten business days to notify the NYSE of its intent to cure this deficiency and six months to cure it or be subject to suspension and delisting. The Company intends to notify the NYSE within the required ten business day period that it intends to cure the deficiency. Under the NYSE rules, the Company’s common stock will continue to be listed on the NYSE during the six month cure period, subject to the Company’s compliance with other NYSE continued listing requirements. Although the Company intends to cure its deficiency and to return to compliance with NYSE continued listing requirements, there can be no assurance that it will be able to do so.

A copy of the Press Release issued by the Company announcing the notification is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description
99.1	Press Release, dated November 4, 2008, announcing the aforementioned notice from the New York Stock Exchange.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2008

KEMET Corporation

By:	/s/ WILLIAM M. LOWE, JR.
Name:	William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer